EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Tofutti Brands, Inc. on Form S-8 (No. 333-198917) of our report dated March 29, 2019, on our audits of the financial statements as of December 29, 2018 and December 30, 2017 and for each of the fiscal years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 29, 2019.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Philadelphia, Pennsylvania
March 29, 2019